PH06/159256.2
Exhibit 10.3


                            AMENDMENT


      THIS AMENDMENT, dated as of August 31, 1998, is between Players International, Inc. (together with its successors or assigns, the "Company") and Patrick Madamba, Jr. ("Executive").

                      W I T N E S S E T H:

      WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of March 31, 1997 (the "Employment
Agreement"), and the Company and Executive now wish to amend the Employment Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive agree as follows:

     1. Section 2(b) is amended in its entirety to read as follows:

                (b) The Term of Employment shall commence on the date hereof and shall, unless sooner terminated as provided in Paragraph 9 or unless extended by the Company in its sole discretion, terminate on the close of business on January 22, 2000.

     2. Section 3(a) is amended in its entirety to read as follows:

                (a) During the Term of Employment, Executive shall be employed as Vice President - General Counsel of the Company or such other more senior position as the Company may determine in its sole discretion. Executive's duties, responsibilities and authorities shall consist of those regularly rendered by a Vice President - General Counsel or such other duties appropriate to any senior position within the Company in which Executive may serve during the Term of Employment, as the case may be.

     3. Section 4 is amended in its entirety to read as follows:

                4. Base Compensation. During the Term of Employment, Executive shall be paid by the Company or any of its Affiliates Base Compensation payable no frequently than in equal semi-monthly installments at an annualized rate of no less than $175,000 per annum for the period commencing January 1, 1998 through January 22, 2000. The Company shall be entitled to make proper withholdings from Executive's Base Compensation (and all other payments of compensation under this Agreement) as required by law.

     4. In all respects not amended, the Employment Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                              PLAYERS INTERNATIONAL, INC.


                              ____________________________________
                              Howard A. Goldberg
                              Chief Executive Officer



                              ____________________________________
                              Patrick Madamba, Jr.